Exhibit 10.5

GUARANTY

GUARANTY (this “Guaranty”), dated as of June 23, 2014, is by Urigen N.A., Inc., a Delaware corporation with an address of 501 Silverside Road, PMB #95, Wilmington, DE 19809 (the “Guarantor”), in favor of the parties set forth on Annex A hereto (together with their respective successors and assigns, the “Guaranteed Parties”).

WHEREAS, the Guarantor is a subsidiary and affiliate of Urigen Pharmaceuticals, Inc. (the “Company”);

WHEREAS, the Guaranteed Parties shall, on the date hereof, become the holders of Senior Secured Convertible Promissory Notes from the Company dated as of the date hereof (as amended, restated, supplemented or otherwise modified, the “Exchange Notes”), pursuant to the terms of an Exchange and Waiver Agreement (the “Exchange Agreement”), dated as of the date hereof, between the Guaranteed Party and the Company;

WHEREAS, Platinum-Montaur Life Sciences, LLC (“Platinum”) shall, on the date hereof, become the holder of a Promissory Note from the Company dated as of the date hereof in the original principal amount of $3,000,000 (the “Bridge Note” and, together with the Exchange Notes, the “Guaranteed Notes”);

WHEREAS, in order to induce the Guaranteed Parties, including Platinum, to surrender and exchange certain existing promissory notes (the “Surrendered Notes”) issued by the Company for the Guaranteed Notes, and in order to induce Platinum to extend credit to the Company evidenced by the Bridge Note, the Guarantor is willing to guaranty the Company’s obligations under the Guaranteed Notes; and

WHEREAS, the issuance of the Guaranteed Notes will be beneficial to the Guarantor as the Guarantor has guaranteed the payment and performance in full of the Surrendered Notes, which Surrendered Notes are currently in default.

NOW, THEREFORE, in order to induce the Guaranteed Parties to surrender and exchange the Surrendered Notes for the Guaranteed Notes and induce Platinum to extend credit evidenced by the Bridge Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

Section 1 - Guaranty of Payment and Performance

The Guarantor hereby guarantees to the Guaranteed Parties the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all Obligations.

As used herein, “Obligations” means and includes all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, of the Company to the Guaranteed Parties under the Guaranteed Notes, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Guaranteed Parties as a preference, fraudulent transfer or otherwise.

This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Guaranteed Parties first attempt to collect any of the Obligations from the Company or resort to any security or other means of obtaining their payment. Should the Company default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Guaranteed Parties, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Guaranteed Parties on any number of occasions.

Section 2 - Guarantor’s Agreement to Pay.

The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Guaranteed Parties, on demand, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Guaranteed Parties in connection with enforcement of this Guaranty, together with interest on amounts recoverable under this Guaranty from the time such amounts become due under this Guaranty until payment, at the rate per annum equal to the default rate set forth in the applicable Guaranteed Note; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

Section 3 - Unlimited Guaranty.

The liability of the Guarantor hereunder shall be unlimited to the extent of the Obligations and the other obligations of the Guarantor hereunder (including, without limitation, under Section 2 above). The Guarantor hereby covenants not to take any action that would constitute (or otherwise cause) an Event of Default under the Guaranteed Notes.

Section 4 - Waivers by Guarantor; Guaranteed Parties’ Freedom to Act.

The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guaranteed Parties with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available to Company by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of any Guaranteed Party to assert any claim or demand or to enforce any right or remedy against the Company; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation (provided, that, the obligations of the Guarantor hereunder shall be appropriately modified to reflect any amendment or modification of the Obligations); (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights any Guaranteed Party may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights a Guaranteed Party might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of any other guarantor, all of which may be done without notice to the Guarantor.

Section 5 - Unenforceability of Obligations Against Company.

If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

Section 6 - Subrogation; Subordination.

Until the payment and performance in full of all Obligations, the Guarantor shall not exercise any rights against the Company arising as a result of payment by any Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with any Guaranteed Party or its affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Company in respect of any liability of the Guarantor to the Company; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by any Guaranteed Party. The payment of any amounts due with respect to any indebtedness of the Company now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, after the expiration of any applicable cure period, it will not demand, sue for or otherwise attempt to collect after such time any such indebtedness of the Company to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Guaranteed Parties and be paid over to the Guaranteed Parties on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

Section 7 - Further Assurances.

The Guarantor agrees to do all such things and execute all such documents, as the Guaranteed Party may consider reasonably necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Guaranteed Party hereunder.

Section 8 - Termination; Reinstatement.

This Guaranty shall remain in full force and effect until the earlier of: (i) the Obligations are paid in full or otherwise satisfied (including by the conversion in full of the Guaranteed Notes) (other than contingent indemnity obligations), and not subject to any recapture or preference in bankruptcy or similar proceedings, and the Guaranteed Parties have no further commitment to extend credit to the Company or (ii) the Guaranteed Parties are given written notice of the Guarantor’s intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice under (ii) above shall be effective against a Guaranteed Party unless received and acknowledged by an officer of a Guaranteed Party. Without limiting the generality of the foregoing sentence, the Guarantor will be released from all liability hereunder concurrently with either the repayment in full of all amounts owed under the Guaranteed Notes or the conversion in full of the Guaranteed Notes. No notice under (ii) above shall affect any rights of a Guaranteed Party or of any affiliate hereunder with respect to any Obligations incurred prior to such notice. This Guaranty shall continue to be effective or be reinstated, notwithstanding any notice or termination, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by a Guaranteed Party upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

Section 9 - Successors and Assigns.

This Guaranty shall be jointly and severally binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Guaranteed Parties and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Guaranteed Parties may assign or otherwise transfer any agreement or any note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Guaranteed Parties herein.

Section 10 - Amendments and Waivers.

No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Guaranteed Parties holding a majority of the unpaid principal amount of the Guaranteed Notes, subject, to the extent applicable, to the Amended Intercreditor Agreement. No failure on the part of a Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 11 - Notices.

All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address set forth above, and if to a Guaranteed Party, at the address set forth in the Exchange Agreement.

Section 12 - Governing Law; Consent to Jurisdiction.

This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflicts of laws provisions. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 11 hereof. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court. Any enforcement action relating to this Guaranty may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. In no event shall the rate of interest payable hereunder exceed the maximum rate (if any) permitted by applicable law.

Section 13 - WAIVER OF JURY TRIAL.

THE GUARANTOR AND, BY THEIR ACCEPTANCE OF THIS GUARANTY, EACH GUARANTEED PARTY, HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF: (A) THIS GUARANTY OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THE OBLIGATIONS; (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; OR (C) ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING BETWEEN THE GUARANTOR AND ANY GUARANTEED PARTY.

Section 14 -Certain References.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, persons, entity or entities may require. The terms “herein”, “hereof” or “hereunder” or similar terms used in this Guaranty refer to this entire Guaranty and not only to the particular provision in which the term is used.

Section 15 - Miscellaneous.

This Guaranty, together with the other Transaction Documents (as defined in the Exchange Agreement) to which the Guarantor is a party, constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural, masculine, feminine and generic forms of the terms defined.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date appearing in the introductory paragraph of this Guaranty.

URIGEN N.A., INC.

By:	/s/ Dan Vickery
Name: Dan Vickery
Title: President

[Guaranty]

Annex A

Platinum-Montaur Life Sciences, LLC

Carlo Di Fonzo

Larry Ebelhar

Robert J. Evans, MD

EGB Advisors, LLC

Lewis Lorenz

Dorothy S Lowry Trust

Pam Marrs

Matt Meenan

Greg Palmer

C. Lowell Parsons

Kellogg Parsons

Jeff Proctor

Dr. Dan Vickery

Ron Woodson

[Cato]

[Guaranty]